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                                                                    EXHIBIT 8(d)


                     AMENDMENT NO. 2 TO CUSTODIAN AGREEMENT

         This Amendment, dated the 31st day of July 1991, is entered into between MARKET STREET FUND, INC. (the "Fund"), a Maryland corporation, and PROVIDENT NATIONAL BANK ("Provident"), a national banking association.

         WHEREAS, the Fund and Provident have entered into a Custodian Agreement dated as of December 12, 1985, and amended on September 9, 1988 (the "Custodian Agreement"), pursuant to which the Fund appointed Provident to act as custodian for its investment portfolios; and

         WHEREAS, the Fund's Board of Directors has approved this Amendment;
and

         WHEREAS, the Fund has established additional classes of Fund shares, International Equity Portfolio shares and Aggressive Growth Portfolio shares, with respect to which it wants to appoint Provident to act as custodian under the Custodian Agreement; and

         WHEREAS, Provident has notified the Fund that it wants to serve as custodian for the Aggressive Growth Portfolio and custodian for certain domestically held securities as designated by the Fund or its agent, the adviser, for the International Equity Portfolio;

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Appointment. The Fund hereby appoints Provident to act as custodian for the certain domestic property of the International Equity Portfolio and custodian for the Aggressive Growth Portfolio for the period and on the terms set forth in the Custodian Agreement. Provident hereby accepts such appointment and agrees to render the services set forth in the Custodian Agreement, for the compensation as agreed to between the Fund and Provident from time to time.

         2. Capitalized Terms. From and after the date hereof, the following terms as used in the Custodian Agreement shall be deemed to include also the meaning specified herein: "Shares" shall be deemed to include the classes of International Equity Portfolio shares and Aggressive Growth Portfolio shares; and "Portfolios" shall be deemed to include the International Equity Portfolio shares and Aggressive Growth Portfolio shares.
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         3.  Miscellaneous.  Except to the extent amended and supplemented hereby, the Custodian Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended and supplemented hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                           MARKET STREET FUND, INC.


             [SEAL]                        By:     [sig]
                                              --------------------------
                                              Title:   TREASURER



                                           PROVIDENT NATIONAL BANK


             [SEAL]                        By:     [sig]
                                              --------------------------
                                              Title:  VICE PRESIDENT
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                                 November 1, 1991

   Market Street Fund, Inc.: International Equity Portfolio

         RE: CUSTODIAN SERVICES FEES

Madam/Sir:

         This letter constitutes our agreement with respect to compensation to be paid to Provident National Bank ("Provident") under the terms of a Custodian Agreement dated December 12, 1985, between you (the "Fund") on behalf of the International Equity Portfolio and Provident. Pursuant to Paragraph 11 of that Agreement, and in consideration of the services to be provided to the International Equity Portfolio, the fees shall be as follows:

             1. A transaction charge of $10.00 for each purchase or sale of a security, delivery of a security upon its maturity date or delivery of a security for reissuance, $15.00 for each repurchase trade with an institution other than Provident and $7.50 for each repurchase trade with Provident.

             2. Provident's charge for Federal Reserve wire fees will be $5.00 per wire.

         The fee for the period from the day of the year this agreement is entered into until the end of that year shall be pro-rated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                               Very truly yours,

                               PROVIDENT NATIONAL BANK

                               By: [sig]
                                  ----------------------


Accepted:    MARKET STREET FUND, INC.

   By:   [sig]
      ----------------------------------------
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                         AMENDMENT TO CUSTODY AGREEMENT


THIS AMENDMENT to the Custody Agreement between The Market Street Fund, Inc. (the ___, "Fund") and Provident National Bank ("Provident") is made this _____, day of 1991.

                                  WITNESSETH:

WHEREAS, the Fund and Provident entered into a Custody Agreement on December 12, 1985, as amended on September 9, 1988 and ___________; and

WHEREAS, the Fund established an International Class of shares on May 3, 1991;
and

WHEREAS, it is the desire of the Fund and Provident to amend the Custody Agreement to include the International Class;

NOW THEREFORE, it is agreed between the parties that said Agreement is hereby amended to include the International Class of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Custody Agreement to be duly executed as of the day and year first above written.


   [SEAL]                                   THE MARKET STREET FUND, INC.



   Attest:                               By:
          -------------------------         ------------------------------



   [SEAL]                                    PROVIDENT NATIONAL BANK



   Attest:                               By:
          -------------------------         ------------------------------